                                                                     EXHIBIT 4.1


PREFERRED SHARES                                                PREFERRED SHARES
                                    WINDROSE
                            MEDICAL PROPERTIES TRUST

                       WINDROSE MEDICAL PROPERTIES TRUST
                         A REAL ESTATE INVESTMENT TRUST

                 FORMED UNDER THE LAWS OF THE STATE OF MARYLAND




                                                             SEE REVERSE FOR
                                                            IMPORTANT NOTICE ON
                                                           TRANSFER RESTRICTIONS
                                                           AND OTHER INFORMATION
                                                              CUSIP 973491 20 2


THIS CERTIFIES THAT





is the owner of



       FULLY PAID AND NONASSESSABLE 7.5% SERIES A CUMULATIVE CONVERTIBLE PREFERRED SHARES OF BENEFICIAL INTEREST, $.01 PAR VALUE PER SHARE, OF

                       WINDROSE MEDICAL PROPERTIES TRUST

(the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

  IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED:




COUNTERSIGNED AND REGISTERED:
CONTINENTIAL STOCK TRANSFER & TRUST COMPANY
BY                   TRANSFER AGENT AND REGISTRAR


                            AUTHORIZED OFFICER


/s/ Daniel R. Leftus                                 /s/
     SECRETARY                                         PRESIDENT

                                IMPORTANT NOTICE

     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

     The Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge. Such request must be made to the Secretary of the Trust as its principal office or to the Transfer Agent.

          KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN
         OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common                        UNIF GIFT MIN ACT-_________ Custodian _________
TEN ENT   - as tenants by the entireties                                   (Cust)              (Minor)
JT TEN    - as joint tenants with right of                        under Uniform Gifts to Minors
            survivorship and not as                               Act ______________________
            tenants in common                                              (State)


    Additional abbreviations may also be used though not in the above list.


For value received, ___________________ hereby sell, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE)


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________________________________________________________________________ shares of beneficial interest of the Trust represented by this Certificate and do hereby irrevocably constitute and appoint ______________________________________
attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated,
       ---------------------




                                        -------------------------------------
                                NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                        CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THIS CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.



                                   BY   --------------------------------------
               SIGNATURE(S) GUARANTEED THE SIGNATURE(S) SHOULD BE GUARANTEED
                                        BY AN ELIGIBLE GUARANTOR INSTITUTION
                                        (BANKS, STOCKBROKERS, SAVINGS AND
                                        LOAN ASSOCIATIONS AND CREDIT UNIONS
                                        WITH MEMBERSHIP IN AN APPROVED
                                        SIGNATURE GUARANTEE MEDALLION PROGRAM),
                                        PURSUANT TO S.E.C. RULE 17Ad-16.